CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our reports dated February 21, 2017 (for the USAA S&P 500 Index Fund, the USAA Nasdaq-100 Index Fund, the USAA Real Return Fund, the USAA Global Managed Volatility Fund, the USAA Target Retirement Income Fund, the USAA Target Retirement 2020 Fund, the USAA Target Retirement 2030 Fund, the USAA Target Retirement 2040 Fund, the USAA Target Retirement 2050 Fund, the USAA Target Retirement 2060 Fund, the USAA Real Return Fund, the USAA Ultra Short-Term Bond Fund, and the USAA Flexible Income Fund) and February 27, 2017 (for the USAA Extended Market Index Fund) on the financial statements and financial highlights as of and for the periods ended December 31, 2016 in the Post- Effective Amendment Number 141 to the Registration Statement (Form N-1A No. 33-65572).

San Antonio, Texas

April 27, 2017